UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

SPLASH BEVERAGE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 31, 2025

To the stockholders of Splash Beverage Group, Inc.,

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Splash Beverage Group, Inc. (the “Company”) to be held in a virtual-only meeting format via live webcast on the Internet on October 31, 2025, at 10:00 AM, Eastern Time. At the Annual Meeting you will be asked to vote on the following matters:

1.	Elect directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	Ratify and approve the appointment of Rose, Snyder & Jacobs LLP as Company’s independent registered accounting firm for the fiscal year ending December 31, 2025;

3.	Approve, in accordance with the NYSE American Company Guide Section 713, the issuance of shares of common stock in excess of 379,785 shares, which is 19.99% of the shares of common stock outstanding as of June 25, 2025 (the “Exchange Cap”), pursuant to outstanding convertible preferred stock, warrants and convertible promissory notes;

4.	Approve, in accordance with the NYSE American Company Guide Section 713, the issuance of shares of the Company’s common stock pursuant to that certain securities purchase agreement dated September 19, 2025 (the “ELOC Agreement”) with C/M Capital Master Fund, LP (the “Purchaser”), establishing an equity line of credit pursuant to which the Company may sell shares of common stock to the Purchaser from time to time in its discretion, in excess of and without giving effect to the Exchange Cap;.

5.	Approve the 2025 Equity Incentive Plan;

6.	Approve a possible increase in the Company’s authorized common stock to 400,000,000 shares; and

7.	Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

We also will transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on October 2, 2025 as the record date for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Whether or not you expect to participate in the Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

By Order of the Board of Directors
/s/ Robert Nistico
Fort Lauderdale, FL	Chief Executive Officer
October 6, 2025

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Splash Beverage Group, Inc. for use at our 2025 Annual Meeting of stockholders (“Annual Meeting”) to be held in a virtual-only (online) meeting format via live webcast on the Internet on October 31, 2025, at 10:00 AM Eastern Time. The proxy materials are first being mailed to our stockholders on or about October 6, 2025.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What matters are being voted on at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

1.	Elect directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	Ratify and approve the appointment of Rose, Snyder & Jacobs LLP as Company’s independent registered accounting firm for the fiscal year ending December 31, 2025;

3.	Approve, in accordance with the NYSE American Company Guide Section 713, the issuance of shares of common stock in excess of 379,785 shares, which is 19.99% of the shares of common stock outstanding as of June 25, 2025 (the “Exchange Cap”), pursuant to outstanding convertible preferred stock, warrants and convertible promissory notes;

4.	Approve, in accordance with the NYSE American Company Guide Section 713, the issuance of shares of the Company’s common stock pursuant to that certain Securities Purchase Agreement dated September 19, 2025 (the “ELOC Agreement”) with C/M Capital Master Fund, LP (the “Purchaser”), establishing an equity line of credit pursuant to which the Company may sell shares of common stock to the Purchaser from time to time in its discretion, in excess of and without giving effect to the Exchange Cap;.

5.	Approve the 2025 Equity Incentive Plan;

6.	Approve a possible increase in the Company’s authorized common stock to 400,000,000 shares; and

7.	Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

Who is entitled to vote?

Our Board has fixed the close of business on October 2, 2025 as the record date for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the record date, there were 2,374,226 shares of common stock issued, outstanding and entitled to vote. Each share of the Company’s common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. As of the record date, the Company had 800 shares of Series A-1 Convertible Preferred Stock (“Series A-1”) outstanding, 126,710 shares of Series B Convertible Preferred Stock (“Series B”), and 20,000 shares of Series C Convertible Preferred Stock (“Series C”) outstanding. The Series A-1 is entitled to a total of 189,987 votes at the Annual Meeting, which represents 10% of the outstanding voting power as of the original issuance date not including the Series A-1, provided that the Series A-1 cannot vote on Proposal 3. The Series B and Series C are not entitled to vote at the Annual Meeting.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with VStock Transfer, LLC, our transfer agent, you are the “record holder” of those shares. If you are a record holder, this Proxy Statement has been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

How does the Board of Directors recommend that I vote on the proposals?

Our Board unanimously recommends that the stockholders vote “FOR” each proposal being put before our stockholders at the Annual Meeting.

How do I vote?

Whether you plan to participate in the Annual Meeting or not, our Board urges you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for, against or abstained with respect to approving the proposals being brought before the Annual Meeting. Voting by proxy will not affect your right to virtually attend the Annual Meeting. If your shares are registered directly in your name through VStock Transfer, LLC, our transfer agent, or you have stock certificates registered in your name, you may submit a proxy to vote:

●	By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

●	By mail. If you receive one or more proxy cards by mail, you can vote by mail by completing, signing, and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

●	On the day of the meeting, you may go to www.virtualshareholdermeeting.com/SBEV2025, and log in by entering the 16-digit control number found on your proxy card, voting instruction form, or notice, as applicable. If you do not have your control number, you will be able register as a guest; however, you will not be able to vote or submit questions during the meeting.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., Eastern Time, on October 30, 2025.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

●	By mail. You should receive instructions from the record holder explaining how to vote your shares.

How may I attend and participate in the Meeting?

We will be hosting the meeting live via the Internet. There will not be a physical location for the meeting. Our virtual meeting allows stockholders to submit questions and comments before and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions. Our virtual format also allows stockholders from around the world to participate and ask questions and for us to give thoughtful responses. Any stockholder can listen to and participate in the meeting live via the Internet at www.virtualshareholdermeeting.com/SBEV2025. Stockholders may begin submitting written questions through the Internet portal at 9:45AM Eastern Time on October 31, 2025, and the webcast of the Annual Meeting will begin at 10:00AM, Eastern Time that day.

Stockholders may also vote while connected to the meeting on the Internet. You will need the control number included on your proxy card in order to be able to vote your shares or submit questions. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SBEV2025.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

If you do not have your control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions.

What happens if additional matters are presented at the Annual Meeting?

Other than the matters identified in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Robert Nistico, our Chief Executive Officer, or William Devereux, our Chief Financial Officer will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holder may determine in her or his discretion with respect to any other matters properly presented for a vote before the Annual Meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to Proposals that are considered as “routine” matters.

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted since they are not considered votes cast. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to certain of the proposals being considered at the Annual Meeting. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the proxy materials.

What is the quorum requirement for the Annual Meeting?

On October 2, 2025, the Record Date for determining which stockholders are entitled to vote at the Annual Meeting or any adjournments or postponements thereof, there were 2,374,226 shares of our common stock outstanding and 800 shares of Series A-1 outstanding. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders, and each share of Series A-1 entitles the holder to approximately 237 votes on matters submitted to a vote of out stockholders, other than Proposal 3. Holders of at least one-third of our outstanding voting power as of the Record Date must be present at the Annual Meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Annual Meeting, if you are present and vote online at the meeting or have properly submitted a proxy card or voted by mail, Internet or fax.

What happens if the Company is unable to obtain a Quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing a new proxy card with a later date or by attending the Annual Meeting at www.virtualshareholdermeeting.com/SBEV2025 or voting at the meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except:

●	as necessary to meet applicable legal requirements;

●	to allow for the tabulation of votes and certification of the vote; and

●	to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card may be forwarded to our management.

How Many Votes are Needed for Each Proposal to Pass?

Proposals		Vote Required

1.	Election of directors	Plurality
2.	Ratification of independent accounting firm	Majority of the shares entitled to vote on the matter
3.	Approval of issuance of shares issuable under our convertible preferred stock, warrants and convertible notes	Majority of the shares entitled to vote on the matter
4.	Approval of issuance of shares issuable under the ELOC Agreement	Majority of the shares entitled to vote on the matter
5.	Approve the 2025 Equity Incentive Plan	Majority of the shares entitled to vote on the matter
6.	Approve possible increase in the Company’s authorized common stock to 400,000,000 shares	Majority of outstanding voting power
7.	Adjournment of the annual meeting	Majority of the shares entitled to vote on the matter

Election of Directors. In order to be elected to the Board, each nominee must receive a plurality of the votes cast. This means that the four director nominees who receive the highest number of votes “FOR” their election are elected.

Ratification of Independent Accounting Firm. The affirmative vote of a majority of the shares entitled to vote on the matter is required to approve the independent accounting firm.

Approval of Issuance of Shares Under our Convertible Preferred Stock, Warrants and Convertible Notes. The affirmative vote of a majority of the shares entitled to vote on the matter is required to approve the issuance of additional shares under our convertible preferred stock, warrants and convertible promissory notes. Although holders of our Series A and A-1 convertible preferred stock have voting rights, they are not permitted to vote any of the these convertible preferred shares on this Proposal 3.

Approval of Issuance of Shares Under the ELOC Agreement. The affirmative vote of a majority of shares entitled to vote on the matter is required to approve the issuance of shares under the ELOC Agreement.

Approve the 2025 Equity Incentive Plan. The affirmative vote of a majority of the shares entitled to vote on the matter is required to approve the 2025 Equity Incentive Plan.

Approve possible increase in the Company’s authorized common stock to 400,000,000 shares. The affirmative vote of a majority of the outstanding voting power is required to approve the possible increase in the Company’s authorized common stock to 400,000,000 shares.

Adjournment of the Annual Meeting. The affirmative vote of a majority of the shares entitled to vote on the matter is required to approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting. If a quorum is not present, under our Bylaws the meeting may be adjourned by the approval of a majority of the shares present or represented at the meeting.

What are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. On all other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the proxy card or your voting instruction form.

How are abstentions treated?

Proposals		Effect of Abstentions on the Proposal

1.	Election of directors	Not applicable
2.	Ratification of independent accounting firm	Against
3.	Approval of issuance of shares issuable under our convertible preferred stock, warrants and convertible notes	Against
4.	Approval of issuance of shares issuable under the ELOC Agreement	Against
5.	Approve the 2025 Equity Incentive Plan	Against
6.	Approve a possible increase in the Company’s authorized common stock to 400,000,000 shares	Against
7.	Adjournment of the Annual Meeting	Against

Abstentions are not considered votes cast. Withheld votes on Proposal 1 will not have any effect on this Proposal since director nominees are elected based on a plurality of votes cast.

What if I am a record holder and sign and return my proxy without making any selections?

If you are the stockholder of record, and you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in accordance with the Board’s recommendations. If other matters properly come before the Annual Meeting, the proxy holders will have the authority to vote your shares at their discretion.

What if I am a beneficial owner and I do not give the nominee voting instructions?

If your shares are held in street name, you must instruct the organization that holds your shares how to vote. Broker-dealers that act as clearing firms for smaller broker-dealers are members of the New York Stock Exchange (the “NYSE”) and bound by its rules regarding whether or not it can exercise discretionary voting power for any particular proposal in the absence of voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular matter because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares or when a broker for its own internal reasons elects not to vote uninstructed shares. Broker non-votes are included in the calculation of the number of votes deemed present at the meeting for purposes of determining the presence of a quorum.

The table below sets forth, for each proposal, whether a nominee organization can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal		Broker Discretionary Vote Allowed	Impact of Broker Non-Vote*

1.	Election of directors	No	None
2.	Ratification of independent accounting firm	Yes	None
3.	Approval of issuance of shares issuable under our convertible preferred stock, warrants and convertible notes	No	None
4.	Approval of issuance of shares issuable under the ELOC Agreement	No	None
5.	Approve the 2025 Equity Incentive Plan	No	None
6.	Approve a possible increase in the Company’s authorized common stock to 400,000,000 shares	No	None
7.	Adjournment of the Annual Meeting	Yes	None

*If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. Proposals 2,6 and 7 are considered “routine” proposals, while Proposals 1 and 3 through 5 are considered “non-routine” proposals. As a result, if you do not provide voting instructions to your nominee organization, your shares will not be voted on Proposals 1 or 3 through 5. Broker non-votes do not count as a vote “FOR” or “AGAINST” the Proposals at the Annual Meeting. For Proposals 2, 6 and 7, while broker discretionary voting is permitted under the rules and regulations of the NYSE, an increasing number of brokers and similar organizations which hold shares in street name have elected to either refrain from discretionary voting or engage in a form of proportionate voting such as voting shares in a manner consistent with all other votes cast by its beneficial owners who provide voting instructions at the meeting. As a result, while broker discretionary voting could result in a vote “FOR” Proposals 2, 6 and 7 for some or all instances in which a beneficial stockholder declines to provide instructions for voting his, her, or its shares, we cannot predict what the ultimate outcome will be as it depends on the organization which has custody of the shares in each such case.

Is My Proxy Revocable?

If you are a stockholder of record, you may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice of revocation to the Corporate Secretary of the Company bearing a later date than your proxy, by executing and delivering to the Corporate Secretary of the Company a proxy card dated after the date of your proxy, or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Splash Beverage Group, Inc., 1314 East Las Olas Blvd, Suite 221, Fort Lauderdale, Florida 33301.

If your shares are held in street name, you may change your vote by following your nominee’s procedures for revoking your proxy or changing your vote.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by our inspector of elections and reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission, or SEC, within four business days of the date of the Annual Meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Splash Beverage Group, Inc. stock account, we are delivering only one set of proxy materials to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may write or call us to request to receive a separate set of proxy materials. Similarly, if you share an address with another stockholder and have received multiple copies of the set of proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of this proxy statement. For future annual meetings, you may request separate proxy materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by writing or calling us at:

Splash Beverage Group, Inc.
Attention: Robert Nistico, Chief Executive Officer
1314 East Las Olas Blvd, Suite 221
Fort Lauderdale, Florida 33301
Tel: (954) 745-5815

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

RISK FACTORS

Investing in our securities involves risk. You should consider carefully all of the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on July 11, 2025, and the risks set forth below. These risks, together with those disclosed in our other filings with the SEC, could materially affect our business, financial condition, results of operations, and the trading price of our securities. The risks and uncertainties described in the aforementioned filings and below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business, financial condition and operating results or result in our liquidation.

Risks Related to Our Reporting Obligations

Although we are now in compliance with the continued listing requirements of the NYSE American, our failure to maintain continued compliance could result in the delisting of our common stock and adversely affect its future stock price.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2025, on July 28, 2025, the Company received two letters from the NYSE Regulation confirming that the Company has regained compliance with the continued listing standards of the NYSE American LLC (“NYSE American”).

We are required to meet certain qualitative and financial tests to maintain the listing of our common stock on the NYSE American. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders.

The Company had previously received notifications from the staff at NYSE American LLC on October 6, 2023, December 20, 2023, and June 5, 2024, that it was not in compliance with Sections 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide.

The Company also received notifications from the NYSE American stating that it was not in compliance with Section 1007 of the NYSE American Company Guide due to its failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2025, which was due to be filed with the Securities and Exchange Commission no later than May 20, 2025 and its failure to timely file the Company’s Form 10-K for the year ended December 31, 2024 by the filing due date of April 15, 2025.

The first letter stated that the Company is back in compliance with all of the NYSE American continued listing standards set forth in Part 10 of the NYSE American Company Guide. Specifically, the Company resolved the previously identified deficiencies under Sections 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide referenced in the exchange’s letters dated October 6, 2023, December 20, 2023, and June 5, 2024. As a result, the “BC” indicator was removed and the Company was taken off the exchange’s list of noncompliant issuers as of the opening of trading on July 29, 2025. The Company will remain subject to NYSE Regulation’s normal continued listing monitoring going forward.

The second letter confirmed that the Company filed its previously delayed Form 10-K for the fiscal year ended December 31, 2024, and the Form 10-Q for the quarter ended March 31, 2025, on July 11, 2025. As a result, the Company has regained compliance with Section 1007 of the NYSE American Company Guide. The “LF” indicator on the Company’s NYSE pages was removed, and the Company was removed from the list of late filers maintained on the NYSE’s Listed Standards Filing Status page.

In addition, the shares of common stock issuable under outstanding Convertible Securities and the ELOC Agreement could result in downward price pressure on our common stock, which could cause our stock price to decrease below the $1.00 bid price minimum under NYSE listing standards. We would need to effect a reverse stock split prior to such an event to avoid a deficiency and automatic delisting procedures. For this purpose, we are seeking stockholder approval of a possible increase in our authorized common stock to enable the Board of Directors to effect a proportionate reverse split if needed to maintain compliance with NYSE’s minimum bid price requirements without reducing our authorized common stock. See “Proposal 6 – Possible Increase in the Company’s Authorized Common Stock to 400,000,000 Shares” beginning at page 39 for more information.

If in the future we cease to comply with the listing standards of the NYSE, our common stock may be delisted which would adversely affect its future stock price and liquidity.

Risks Related to Our Business and Financial Condition

Because we lack the capital to acquire inventory and market our products, we have generated no revenue since March 2025, and our ability to remain in operation is jeopardized.

We filed our Form 10-Q for the three and six months ended June 30, 2025 reporting $0 revenue for the three months ended June 30, 2025 and $438,272 for the three months ended March 31, 2025. In fact, we have not generated any revenue since March 2025. In order to generate revenue, we require working capital in order to acquire inventory. Our lack of cash resources has prevented us from carrying on our commercialization activities. In addition, our lack of working capital has prevented us from marketing our products. Further, even if we can access the necessary capital, the Company must determine whether and what extent to invest such capital into various aspects of our business, including recommencing sales of SALT products, operating the Qplash platform and developing an infrastructure and business around the extraction and sale of water through our recently acquired extraction rights in Costa Rica, and we may be unsuccessful in developing and executing a business plan in this regard. While we have made substantial improvements to our balance sheet earlier in 2025, unless we can raise enough money to not only pay our ongoing general and administrative expenses but also market our products and purchase inventory, we will not be able to remain operational.

PROPOSAL 1

Election of Directors

Pursuant to our bylaws, the authorized number of members of the Board allows up to six directors. Currently, we have four directors. Our Board of Directors recommends that Robert Nistico, Frederick William Caple, Thomas Fore and Justin Yorke, and be elected as members of the Board at the annual meeting. There are no family relationships between any of the executive officers and directors.

Vote Required

Directors are elected by a plurality of the votes cast on Proposal 1. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THIS PROPOSAL NO. 1.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth our executive officers and directors, their ages and position(s) with the Company.

Name	Age	Position

Robert Nistico	62	Chief Executive Officer and Chairman of the Board

Justin Yorke	59	Director

Thomas Fore	59	Director

Frederick William (“Bill”) Caple	66	Director

William Devereux	51	Chief Financial Officer

William Meissner	59	President and Chief Marketing Officer

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected. Officers are elected annually by the Board and serve at the discretion of the Board.

Robert Nistico on has been the Chief Executive Officer and a member of the Board as well as Chairman of the Board of the Company March 31, 2020. Since 2012, Mr. Nistico has served as the Chief Executive Officer and a member of the Board of Splash Beverage Group, Inc., prior to the Company’s acquisition by CMS. Mr. Nistico also served as the president of Viva Beverages, LLC from 2009 to 2011. Mr. Nistico was the fifth employee at Red Bull North America, Inc. where he worked from 1996 to 2007 and served as Vice President of Field Marketing and Sr. Vice President/General Manager. Mr. Nistico was instrumental in building the Red Bull brand in North and Central America and the Caribbean from no revenues to $1.45 billion in annual revenues. Earlier, he held the brand position of Regional Portfolio V.P and Division Manager for Diageo (formerly I.D.V. / Heublein), General Sales Manager for Republic National (formerly The Julius Schepps Company) and North Texas State Manager for The E & J Gallo Winery (and a variety of other management positions for those companies). Mr. Nistico serves as a director of Apollo Brands. Mr. Nistico has more than 27 years of experience in the beverage industry, including direct and indirect sales management, strategic brand management & marketing, finance, operations, production and logistics. Mr. Nistico holds a B.A. from the University of Colorado.

Thomas Fore has been a director since March 20, 2025. Previously, he served as the CEO and director of Tiderock Companies, Inc. from January 2021 to October 2025. From January 2024 to July 2025, Mr. Fore served as Chief Strategy Officer of My Pebble Inc. Since January 2025, Mr. Fore has served as a director of Sora Ventures LLC. Mr. Fore served as a director of mPhase Technologies, Inc. from March 2023 to January 2024.

Justin Yorke has been a member of the Board since March 31, 2020. Since March 31, 2020, Mr. Yorke has also served as the Company’s Secretary. For over 20 years, Mr. Yorke has been a partner at Arroyo Capital Management. He also acts as the manager of Richland Fund, LLC, an Arroyo Capital Management company. Mr. Yorke has been Chairman of the Board of Processa Pharmaceuticals, Inc. since September 2017 and a member of its Board of Directors since August 2017.

Frederick William (“Bill”) Caple has served as a director of the Company since May 3, 2023. Since 2003, Mr. Caple has been a consultant at Caple Advisory, an international management consulting practice and investment banking firm, with a concentration in Asia.

William Devereux became our Chief Financial Officer on March 20, 2025. From October 2023 to February 2025, Mr. Devereux served as Chief Financial Officer of Hembal Labs. From April 2021 to September 2023, Mr. Devereux served as Chief Financial Officer of AKIN AI. From 2020 to April 2021, Mr. Devereux served as Portfolio Manager for PEAK6.

William Meissner has been the President and Chief Marketing Officer of the Company since May 2020.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities (the “Exchange Act”) of 1934 requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Based solely on our review of copies of the reports filed with the SEC of our directors and executive officers, we believe that all reporting requirements for fiscal year 2024 were complied with by each person who at any time during the 2024 fiscal year was a director or an executive officer or held more than 10% of our common stock, except for the following: (i) Julius Ivancsits, and Stacy McLaughlin each filed a late Form 3 report at the time of their appointments and on becoming insiders of the Company; (ii) Julius Ivancsits filed a late Form 4 report on May 6, 2024; (iii) Robert Nistico has not filed a Form 4 for his grant of restricted shares of the Company’s common stock on March 5, 2024; (iv) William Caple has not filed a Form 4 for his grant of the Company’s shares of common stock and stock options on April 19, 2024; (v) William Devereux is has not filed his Form 3 for his appointment as Chief Financial Officer of the Company, effective March 20, 2025 (vi) Thomas Fore has not filed his Form 3 for his appointment as a director of the Company, effective March 20, 2025; (vii) William Meissner, William Devereux, William Caple, Thomas Fore, Justin Yorke, and Robert Nistico each has not filed a Form 4 for their corresponding grant on August 15, 2025.

CORPORATE GOVERNANCE

Composition of our Board of Directors

Our Board of Directors currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Director Independence

Our Board has determined that all of our present directors are independent, in accordance with standards under the NYSE Listing Rules, other than Mr. Nistico. Our Board determined that, under the NYSE Listing Rules, Mr. Nistico is not an independent director because he is the Chief Executive Officer of the Company.

Our Board has determined that Messrs. Caple, Fore and Yorke are independent under the NYSE Listing Rules’ independence standards for Audit Committee members. Our Board has also determined that they are independent under the NYSE Listing Rules independence standards for Compensation Committee members and for Governance and Nominating committee members. However, Mr. Yorke previously served as Secretary until he resigned on September 25, 2025. Our board and our counsel each were aware of this Secretary status. During a meeting of the Board, Mr. Yorke confirmed tat he not taken any action as Secretary other than possibly signing some documents in that capacity. In reliance upon that, our Board confirmed Mr. Yorke’s status as an independent director. Our counsel confirmed that position although it advised us that there is NYSE guidance that acting as corporate Secretary disables a person form being independent.

Committees of the Board

The Board and its committees meet and act by written consent from time to time as appropriate. The Board has formed the following three standing committees: (i) the Audit Committee, (ii) the Compensation and Management Resources Committee (the “Compensation Committee”), and (iii) the Nominating and Corporate Governance Committee (the “Nominating Committee”). These Committees regularly report on their activities and actions to the Board. Copies of the charters of our three standing Committees are located on our website at: www.splashbeveragegroup.com.

Board and Committee Meetings

All of the directors, then serving as directors, attended over 75% of the applicable Board and Committee meetings held in 2024.

Our Board held a total of six meetings and acted by unanimous written consent on six occasions during 2024. We have no formal policy regarding attendance by directors or officers at our stockholders’ meetings.

During 2024, our Audit Committee held a total of four meetings, our Nominating Committee held a total of two meetings, and the Compensation Committee held a total of two meetings.

Audit Committee

The Audit Committee currently consists of Messrs. Fore (Chair), Caple, and Yorke. We have one vacancy. Each member of the Audit Committee is an independent director as defined by the rules of the SEC and the NYSE. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.

The Audit Committee monitors the integrity of our financial statements, monitors the independent registered public accounting firm’s qualifications and independence, monitors the performance of our internal audit function and the auditors, and monitors our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements.

The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Compensation and Management Resources Committee

The Compensation Committee currently consists of Messrs. Fore, Caple and Yorke, each of whom are independent directors. Among other things, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s 2020 Long-Term Incentive Compensation Plan (the “2020 Plan”) (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers).

In addition, subject to existing agreements, the Compensation Committee is authorized to determine the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It may set performance targets for determining periodic bonuses payable to executive officers. It is also authorized to review and make recommendations to the Board regarding executive and employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

The Compensation Committee also reviews and makes recommendations with respect to stockholder proposals related to compensation matters.

The Compensation Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a compensation consultant, legal counsel or other advisor. The compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisor retained by the Committee.

Nominating and Corporate Governance Committee

The Corporate Governance and Nominating Committee (the “Nominating Committee”) consists of Messrs. Fore, Caple and Yorke, each of whom meets the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board.

The Nominating Committee has the authority to identify individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommend to the Board the director nominees for the next annual meeting of stockholders at which directors are to be elected; recommend to the Board candidates to fill any vacancies on the Board; develops, recommend to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

It is authorized to consider and recruit candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Nominating Committee has the authority to conduct, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Nominating Committee.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Nominating Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Nominating Committee shall consider such factors at it deems appropriate, including, without limitation, the following personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity as required by the NYSE Rules; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure).

The Nominating Committee will develop and recommend to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

The Nominating Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Nominating Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Nominating Committee is empowered to investigate any matter brought to its attention.

Board leadership structure and role in risk oversight

The Board oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer and other key executives, by reading the reports and other materials that we send them and by participating in Board and committee meetings.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to our directors, officers (including our Chief Executive Officer, President and Chief Financial Officer and any person performing similar functions) and employees. Our Code of Ethics is available at our website at www.splashbeveragegroup.com.

Clawback Policy

On September 20, 2023, the Board adopted the Splash Beverage Group Clawback Policy (the “Clawback Policy”), effective September 20, 2023, providing for the recovery of certain incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate any of its financial statements filed with the SEC under the Exchange Act in order to correct an error that is material to the previously-issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Adoption of the Clawback Policy was mandated by new NYSE listing standards introduced pursuant to Exchange Act Rule 10D-1. A copy of the Clawback Policy has been filed as Exhibit 97.1 to our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2024, and can also be found at www.splashbeveragegroup.com.

Insider Trading Policy

The Company has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

Anti-Hedging Policy

Under our insider trading policy, our officers, directors, employees and consultants are prohibited from engaging in hedging transactions without the prior review and approval of our compliance officer.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of the transactions and series of similar transactions, since January 1, 2023, that we were a participant or will be a participant in, which:

●	the amount involved exceeds the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers, holders of more than 5% of our capital stock (which we refer to as “5% stockholders”) or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers.

During the normal course of business, we incurred expenses related to services provided by our CEO or Company expenses paid by our CEO, resulting in related party payables. In conjunction with the acquisition of Copa DI Vino®, the Company also entered into a Revenue Loan and Security Agreement (the “Loan and Security Agreement”) by and among the Company, Robert Nistico, additional Guarantor and each of the subsidiary guarantors from time-to-time party thereto (each a “Guarantor”, and, collectively, the “Guarantors”), and Decathlon Alpha IV, L.P. (the “Lender”). The Loan and Security Agreement provided for a revenue-based credit facility of $1,578,237 (the “Gross Amount”) with the Lender (the “Credit Facility”). There was $195,927 outstanding and $1,800,023 accrued interest under this Agreement as of December 31, 2024. There was $177,298 outstanding and $2,113,552 accrued interest under this Agreement as of August 31, 2025.

On April 2024, the Company also entered into a Merchant Cash Advance Agreement (the “Loan and Security Agreement”) by and among the Company, Robert Nistico, additional Guarantor and each of the subsidiary guarantors from time-to-time party thereto (each a “Guarantor”, and, collectively, the “Guarantors”), and Cobalt Funding Solutions (the “Lender”). The Loan and Security Agreement provided a loan of $815,000, with the gross and interest amount of $326,028 with the Lender (the “Credit Facility”). There was $455,335 outstanding under this agreement as of December 31, 2024. There was $204,621 outstanding under this agreement as of August 31, 2025.

On September 2024 and November 2024 the Company also entered into a Merchant Cash Advance Agreement (the “Loan and Security Agreement”) by and among the Company, Robert Nistico, additional Guarantor and each of the subsidiary guarantors from time-to-time party thereto (each a “Guarantor”, and, collectively, the “Guarantors”), and with Timeless Funding LLC (the “Lender”). The Loan and Security Agreement provided a loan of $325,000 and $340,000, with the gross and interest amount of $172,250 and $173,400 respectively with the Lender (the “Credit Facility”). There was $85,260 and $311,713 respectively outstanding under this agreement as of December 31, 2024. There was $60,860 and $306,713 outstanding under this agreement as of August 31, 2025.

There were related party advances from our Chief Executive Officer in the amount of $400,000 outstanding as of December 31, 2024 and 2023 and a stockholder note payable outstanding in the amount of $200,000 as of December 31, 2024 and 2023 owed to our Chief Executive Officer. The stockholder note of $200,000 was exchanged to preferred stock in June 2025. The $400,000 payable to Robert Nistico remains outstanding as of August 31, 2025.

On September 29, 2023, the Company also entered into a Purchase and Sales Future Receivables Agreement (the “Loan and Security Agreement”) by and among the Company, Robert Nistico, additional Guarantor and each of the subsidiary guarantors from time-to-time party thereto (each a “Guarantor”, and, collectively, the “Guarantors”), and Knightsbridge Funding LLC (the “Lender”). The Loan and Security Agreement provided a loan of $165,000, with the gross and interest amount of $241,725 with the Lender (the “Credit Facility”). There was $99,185 outstanding under this agreement as of December 31, 2023. This amount was repaid during the first quarter of 2024.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 2, 2025, for:

●	each of our current directors and executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially, subject to applicable community property laws. Unless otherwise specified, the address for each of the persons named in the table is 1314 E Las Olas Blvd. Suite 221, Fort Lauderdale, Florida 33301.

Our calculation of the percentage of beneficial ownership is based on 2,374,226 shares of common stock outstanding as of October 2, 2025. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act , a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or persons, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person or persons (and only such person or persons) by reason of these acquisition rights.

Name	Shares of Common Stock	Percentage of Common Stock
Executive Officers and Directors
Robert Nistico, Executive Officer and Chairman(1)	888,250	27.7%

William Devereux, Chief Financial Officer(2)	1,015,000	29.9%

William Meissner, President(3)	762,917	24.3%

Justin Yorke, Director(4)	912,415	29.0%

Thomas Fore, Director(5)	750,000	24.0%

Bill Caple, Director (6)	755,000	24.1%

Officers and Directors as a Group (6 individuals)	5,068,312	69.9%
5% or greater owners:
-

(1) Includes warrants to purchase 825,000 shares of common stock and options to purchase 13,250 shares of common stock.

(2) Includes warrants to purchase 1,000,000 shares of common stock, and options to purchase 15,000 shares of common stock.

(3) Represents warrants to purchase 750,000 shares of common stock and options to purchase 12,917 shares of common stock.

(4) Represents (i) 762,500 warrants to purchase common stock, (ii) options to purchase 6,250 shares of common stock (iii) 82,431 shares held by Richland Fund LLC, (iv) 34,950 shares held by JMW Fund LLC and (v) 19,772 shares held by San Gabriel LLC. All funds are managed by Mr. Yorke.

(5) Represents warrants to purchase 750,000 shares of common stock held by TBF Holdings LLC, an entity which Mr. Fore controls.

(6) Includes warrants to purchase 750,000 shares of common stock held by SNS Universal Solutions LLC, an entity which Mr. Caple controls, and 3,125 options to purchase common stock.

PROPOSAL 2

Ratify the selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025

The Board of Directors has appointed Rose, Snyder & Jacobs LLP (“Rose, Snyder & Jacobs”) as our independent registered certified public accounting firm for year ending December 31, 2025, and has further directed that the selection of Rose, Snyder & Jacobs be submitted to a vote of stockholders at the Annual Meeting for ratification. We are asking our stockholders to ratify the selection of Rose, Snyder & Jacobs as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Rose, Snyder & Jacobs to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

Representatives of Rose, Snyder & Jacobs are not expected to attend the Annual Meeting.

Audit Committee Report

The Audit Committee has:

●	reviewed and discussed the audited financial statements with management;

●	met privately with Rose, Snyder & Jacobs, our independent registered public accounting firm for the fiscal year ended December 31, 2024 and discussed matters required by the Public Company Accounting Oversight Board (the “PCAOB”);

●	received the written disclosures and the letter from Rose, Snyder & Jacobs, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with Rose, Snyder & Jacobs its independence from us; and

●	in reliance on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.

This report is submitted by the Audit Committee:

Bill Caple

Thomas Fore

Justin Yorke

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that we file with the SEC.

It is not the duty of the Audit Committee to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and our independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles; and (2) the report of o independent registered public accounting firm with respect to such financial statements.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee, among other things, is responsible for:

●	being directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit;

●	establishing policies and procedures for pre-approval of all audit or permissible non-audit services provided by the Company’s independent auditors;

●	meeting with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors
●	reviewing with the independent auditors and the Company’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company;

●	reviewing and discussing with the independent auditor (and separately with management) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

●	reviewing the financial statements contained in the annual and quarterly reports to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders; and

●	reviewing accounting and financial human resources and succession planning within the Company.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the NYSE American the Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee.

Based on the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with Rose, Snyder & Jacobs maintaining its independence.

Principal Accounting Fees and Services.

December 31, 2024

Audit - Rose, Snyder & Jacobs LLP	$180,500
Audit related -CohnReznick LLP	$7,500
Audit related - Rose, Snyder & Jacobs LLP	—
Tax	32,000
Total	$220,000

December 31, 2023

Audit - Rose, Snyder & Jacobs LLP	$40,000
Audit - Daszkal Bolton, LLP and CohnReznick LLP	10,000
Audited related	—
Tax	29,000
Total	$79,000

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of our independent registered public accounting firm requires the affirmative vote of a majority of the shares entitled to vote on the matter, whether via virtual presence or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THIS PROPOSAL NO. 2

PROPOSAL 3

Approve the Issuance of Common Stock under our Convertible Preferred Stock, Warrants and Convertible Promissory Notes

The Board approved and recommends that the Company’s stockholders adopt a proposal to approve, for purposes of NYSE American Company Guide Section 713, the potential issuance of more than 19.99% of shares of our common stock, upon the conversion of (i) the Company’s Series A-1, Series B, and Series C Convertible Preferred Stock issued since June 25, 2025 (the “Preferred Stock”), (ii) the Company’s outstanding warrants to purchase a total of 5,958,334 shares of common stock issued since June 25, 2025 (the “Warrants”) and (iii) the secured convertible promissory notes in the original principal amount of $2,200,000 issued on September 22, 2025 (the “Notes,” and together with the Preferred Stock and Warrants, the “Convertible Securities”).

Background and Reason for Request for Stockholder Approval of the Convertible Securities

The following is a description of each series of Preferred Stock, the Warrants and the Notes to which this Proposal relates. Because our common stock is listed on the NYSE American, we are subject to NYSE American Guide Section 713, which requires stockholder approval prior to the issuance of common stock in any transaction or series of related transactions if the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. The issuance of our common stock upon the full conversion and full exercise, as applicable, of the Convertible Securities would exceed 20% of our currently outstanding common stock.

Pursuant to the Convertible Securities and agreements under which they were issued, we are obligated to seek stockholder approval of this Proposal, which we sometimes refer to herein as the “Issuance Proposal”.

The Board believes that authorizing the additional shares of common stock is fair to and in the best interests of the Company and its stockholders after taking into account the reduction of $12.7 million of the Company’s indebtedness due to the exchange for Preferred Stock, the additional capital received from the issuance of the Series A-1, Warrants and Notes, and the compliance with NYSE requirements . Approval of the Issuance Proposal might also make it more likely that the holders would convert the Notes into shares of our common stock thereby further reducing our indebtedness under the Notes prior to the Maturity Date. We do not have the cash availability to pay the Notes and if we are required to raise capital, we expect the terms may be more dilutive to our stockholders than the Convertible Securities. Additionally, due in part to our lack of working capital, on August 15, 2025 we issued Warrants to our executive officers, directors and certain employees. See “2025 Grants of Warrants.”

The Convertible Securities

The following is an overview of the Convertible Securities and the transactions under which each were issued.

Series A-1 and A and B Warrants

Beginning June 25, 2025, the Company entered into a series of Securities Purchase Agreements (the “Purchase Agreement”) with accredited investors pursuant to which the Company sold and issued a total of 800 shares of Series A-1, together with one-year Class A Warrants to purchase a total of 200,000 shares of common stock (the “A Warrants”) and five-year Class B Warrants to purchase a total of 200,000 shares of common stock (the “B Warrants” and together with the A Warrants, the “Warrants”) for total gross proceeds of $800,000.

Each share of Series A-1 has a stated value of $1,000. Beginning on the date on which (i) the Company’s stockholders approve the full issuance of the shares underlying the securities together with other common stock equivalents, and (ii) the Company’s stockholders approve the issuance of the securities as may be required by the rules of the NYSE (such date, “Stockholder Approval Date”) and for a period ending two years thereafter, each share of Series A-1 will be convertible into common stock by a conversion ratio equal to the stated value of the Series A-1 divided by the Series A-1 conversion price equal to the lower of (i) $4.00 per share and (ii) 80% of the of the average of the five trading day volume weighted average prices of the Company’s common stock as of the applicable conversion date, subject to a floor price of $1.25. Conversions of Series A-1 are subject to beneficial ownership limitations.

Prior to the Stockholder Approval Date, holders of Series A-1 are entitled to a pro rata share of 10% of the total voting power (excluding the Series A-1) which is outstanding as of the date of the initial issuance of Series A-1. Beginning on the Stockholder Approval Date, holders of Series A-1 shall be entitled to vote on an as-converted basis.

The holders of the Series A-1 are entitled to receive annual dividends equal to 12% of the stated value per share payable quarterly in arrears in cash or in shares of common stock at the election of the Company.

Two years after the issuance of the Series A-1, the Company shall have the option to redeem all or any portion of the Series A-1 then outstanding, at a price per share equal to the stated value plus any unpaid dividends, subject to the holders’ right to convert prior to such a redemption.

The A Warrants are exercisable beginning on the Stockholder Approval Date and have a term of one year from issuance. The A Warrants have an exercise price of 80% of the average of the five trading day volume weighted average prices of the Company’s common stock as of the applicable exercise date.

The B Warrants are exercisable beginning on the Stockholder Approval Date and have a term of five years from issuance. The B Warrants have an exercise price of $4.00.

Exercises of both the A Warrants and the B Warrants are subject to beneficial ownership limitations.

In connection with each of the transaction described above, the Company and counterparties who received the derivative securities entered into a Registration Rights Agreement pursuant to which the Company has agreed to register the shares underlying the Series A-1, A Warrants, and B Warrants within 30 days of the final closing or termination of the offering.

In addition, the Company may sell up to an additional 700 shares of Series A-1 and up to 175,000 additional A and B Warrants, respectively, for total gross proceeds of up to $700,000. To the extent the Company effects such sales and issuances, the shares of common stock issuable upon conversion and exercise of those Convertible Securities will be deemed to be approved by this Proposal 3, if the stockholders vote to approve this Proposal 3.

Series B

Effective June 25, 2025, the Company entered into Securities Exchange Letter Agreements (the “Exchange Agreements”) with certain holders of promissory notes issued by the Company pursuant to which such holders agreed to exchange a total of $12,670,434 of outstanding balance of such notes in exchange for a total of 126,704 shares of Series B. The Company engaged in the transactions contemplated by the Exchange Agreement in order to exchange debt for equity in an effort to regain compliance with the stockholder equity requirements of the NYSE American.

Each share of Series B has a stated value of $100. Beginning on the Stockholder Approval Date and for a period ending two years thereafter, each share of Series B will be convertible into common stock by a conversion ratio equal to the stated value of the Series B share divided by the Series B conversion price of $6.00 per share, subject to beneficial ownership limitations. Further, if 80% of the average of the five trading day volume weighted average price, or VWAP, calculated as of the date the conversion notice is transmitted to the Company is lower than the conversion price of the Series B, the conversion price shall be reduced to such 80% price with respect to such conversion, subject to a floor price of $1.25.

Except as otherwise required by applicable law, the Series B shall not have any voting rights and shall not be entitled to vote on any matters brought before the stockholders of the Company.

The holders of the Series B are entitled to receive annual dividends equal to 12% of the stated value per share payable quarterly in arrears in cash or in shares of common stock at the election of the Company.

Two years after the issuance of the Series B, the Company shall have the option to redeem all or any portion of the Series B then outstanding, at a price per share equal to the stated value plus any unpaid dividends, subject to the holders’ right to convert prior to such a redemption.

In connection with the transactions described above, the Company entered into a side letter agreement (the “Side Letter”) with three note holders who in connection with the conversion of part of their notes were also owed approximately $925,000 in liquidated damages arising from the failure to deliver common stock. These note holders held notes with variable or lower conversion prices which were more favorable than the notes held by the other note holders, and exchanged their notes for shares of Series B having a total combined stated value of $2,782,351. Pursuant to the Side Letter, in consideration of the waiver and surrender of such additional rights with respect to such holders’ notes, the Company agreed to provide such holders with the certain additional rights with respect to their Series B, including a lower fixed conversion price of $1.50 per share, the right to an increased stated value to 120% of the original stated value upon the occurrence of certain enumerated events, registration rights, exchange rights and price protection adjustment provisions with respect to subsequent issuances of securities (subject to certain limitations and exceptions), a 200% reserve requirement, quarterly dividend payments, a formula tied to 20% discount to five trading day VWAP for purposes of dividend payments in the form of common stock, and a 125% redemption premium (which the Company may redeem as to such holders’ at any time), in each case as more particularly set forth in the Side Letter.

Series C

On June 26, 2025, the Company entered into an Asset Purchase Agreement (the “Acquisition Agreement”) with Utopia Holdings Inc. as seller pursuant to which the Company purchased exclusive water rights and related assets to an underground network of aquifers located in Costa Rica in exchange for 20,000 shares of Series C. On June 26, 2025, the Company issued such shares of Series C to the seller.

The Series C is junior in rank to the Series A-1 and B, has a stated value of $1,000 per share, is convertible at a fixed conversion price of $3.00 per share beginning on the Stockholder Approval Date, does not have dividend or voting rights and is not redeemable.

Convertible Promissory Notes

On September 19, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) and related Registration Rights Agreement with institutional investors pursuant to which the Company sold and issued secured convertible promissory notes (the “Notes”) in an aggregate principal amount of up to $2,200,000 for total gross proceeds of $2,000,000. Each Note is convertible into shares of the Company’s common stock at a conversion price equal to the lower of $1.75 per share, or $0.01 above the closing sale price on the date of conversion, subject to adjustments as set forth therein (the “Conversion Price”). The Notes do not bear any interest absent an Event of Default (as defined therein), and mature on September 22, 2026. One of the investors holds shares of the Series A-1.

While the Notes are outstanding, and after the Company has effected an aggregate of $3,000,000 of purchases under the ELOC Agreement, if the Company receives any gross cash proceeds from the issuance of any of its securities pursuant to the ELOC Agreement, the Company shall within one trading day of the receipt of such proceeds apply 30% of the proceeds to repay the outstanding amounts owed under the Notes, until the Notes are paid in full.

Upon the occurrence of any Event of Default (as defined in the Notes), interest shall adjust to 7% for so long as such Event of Default remains uncured. As collateral for the obligations under the Purchase Agreement, the Company has granted to the holders a security interest in all of the Company’s assets.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement pursuant to which the Company has agreed to register the convertible shares underlying the Note within 30 days of the closing date of sale of the Notes.

The above descriptions of the Convertible Securities do not purport to be complete, and are qualified in their entirety by the complete text of the Convertible Securities, copies or forms of which were filed as Exhibits 3.1 through 4.2 to the Company’s Current Report on Form 8-K filed on June 26, 2025 and Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 25, 2025.

Related Party Warrants.

As described below under “2025 Grants of Warrants,” owe granted our officers, directors and certain employees a total of 5,150,000 Warrants exercisable at $0.80 per share. The underlying shares of common stock may not be issued unless Proposal 3 is approved.

Effect of Vote in Favor of the Issuance Proposal

A vote in favor of approving an issuance of additional shares of our common stock exceeding 20% of our currently outstanding shares of common stock will allow us to issue the shares of our common stock underlying the Convertible Securities upon their conversion or exercise. A vote in favor of this Issuance Proposal will not affect the rights of the current holders of our common stock. However, in the event that the Convertible Securities are converted, the issuance of the additional shares of our common stock is expected to create significant dilution in the relative percentage interests of our current stockholders. The Company estimates that the Convertible Securities are convertible into up to 29,976,592 shares of common stock, although the actual amount may be higher or lower based on the provisions, including adjustment terms, set forth in the Convertible Securities. In addition, to the extent the Company sells up to 700 additional shares of Series A-1 and up to 175,000 additional A and B Warrants, respectively, as described above under “The Convertible Securities – Series A-1 and A and B Warrants,” this Proposal 3 would also have the effect of permitting an additional up to 910,000 shares of common stock to be issued under such Convertible Securities.

Effect of Not Obtaining Required Vote for Approval of the Issuance Proposal

If we are unable to obtain approval for the Issuance Proposal, we will be unable to issue the shares of our common stock underlying the Convertible Securities upon their conversion to the extent such issuance would exceed 19.99% of our then-currently outstanding shares of common stock. Pursuant to the Convertible Securities and certain of the agreements entered into in connection therewith, if, despite our commercially reasonable best efforts, approval for the Issuance Proposal is not obtained at the Annual Meeting, we are obligated to cause an additional meeting of our stockholders to be held as soon as possible. If, despite our reasonable best efforts, the approval for the Issuance Proposal is not obtained after such subsequent stockholder meetings, we are obligated to cause an additional meeting of our stockholders to be held periodically thereafter until such approval is obtained. Accordingly, the Board believes that the failure to approve the Issuance Proposal would cause the Company to incur significant cost and expense and would distract the Company’s management. In addition, without the approval of the Issuance Proposal it is unlikely that the holders will voluntarily convert their Notes into shares of our common stock, thereby reducing our indebtedness and relieve some of the pressure on the Company to repay the Notes. Finally, unless we receive stockholder approval, we will likely not be able to raise any capital since a conventional lender will not lend us funds as a practical matter.

Required Vote

The affirmative vote of the majority of the shares entitled to vote on the matter, assuming a quorum is present, is required to approve the Issuance Proposal. Abstentions and broker non-votes will be counted as votes against the Issuance Proposal. Holders of the preferred stock that have voting power may not vote those shares on this Issuance Proposal.

PROPOSAL 4

Approve the issuance of shares of the Company’s common stock pursuant to the ELOC Agreement.

At the Annual Meeting, stockholders will be asked to approve the issuance and sale of common stock by the Company in excess of the Exchange Cap of 19.99% of the Company’s outstanding common stock as required by NYSE American Company Guide Section 713.

ELOC Agreement

The Company and C/M entered into the ELOC Agreement on September 19, 2025. The ELOC Agreement provides that, upon the terms and subject to the conditions set forth in the ELOC Agreement, the Company may issue and sell to C/M, and C/M shall purchase from the Company, up to $35 million of the Company’s common stock, subject to the Exchange Cap of 19.99% of the outstanding common stock prior to the Company obtaining stockholder approval. A copy of the ELOC Agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 25, 2025. We issued C/M 260,675 shares of common stock (representing commitment shares valued at 1.5% of the maximum ELOC amount). We have also agreed under the ELOC Agreement to issue an additional up to 86,891 shares of common stock valued at 0.5% of the maximum ELOC amount on a pro rated basis as sales occur under the ELOC Agreement. Assuming we have authorized common stock and receive stockholder approval of this Proposal, we will be required to register the transaction through which we issue underlying common stock in order to permit us to raise capital under the ELOC Agreement. Our ability to raise a material amount under the ELOC Agreement will depend upon the future liquidity of our common stock.

The ELOC Agreement essentially gives us the right to put (or offer to sell) common stock to C/M as described below. Specifically, the purchase and sale terms provided for by the ELOC Agreement are as follows:

(i) Fixed Purchase. On any business day, the Company has the right to direct C/M to purchase shares of common stock at a purchase price equal to 95% of the lower of (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding the applicable purchase date for such Fixed Purchase and (B) the lowest trading price of a share of common stock on such date; provided that if the closing price of the common stock on such date is lower than such purchase price, then the purchase price shall be reduced to equal such closing price, and provided further that such purchases shall be subject to an individual transaction limitation of $500,000, a daily limitation of $10,000,000 and to a floor price of $0.80; and

(ii) VWAP Purchase. On any business day, the Company has the right to direct C/M to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during a period specified in the ELOC Agreement, provided that such purchases shall be subject to a daily limitation of $10,000,000 and to a floor price of $0.85.

The foregoing purchase terms are subject to certain additional conditions and limitations, including a 4.99% beneficial ownership limitation with respect to C/M’s ownership of the Company’s common stock, and the Exchange Cap with respect to Nasdaq.

The Company agreed to comply with certain covenants and conditions under the ELOC Agreement, which are set forth therein.

Registration Rights Agreement

In connection with the ELOC Agreement, the Company also entered into a Registration Rights Agreement with C/M pursuant to which the Company agreed to register C/M’s resale of the shares of common stock issuable under the ELOC Agreement (such shares, the “ELOC Shares”) on a registration statement on Form S-1 filed with the SEC within 30 days and use commercially reasonable efforts to cause such registration statement to be declared effective.

The above description of certain material terms of the ELOC Agreement do not purport to be complete and are qualified in their entirety by the full text of the ELOC Agreement, a copy of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 25, 2025.

Reasons for ELOC

The Company requires access to capital in order to enable it to fund its working capital and general corporate expenses. The Company may also use proceeds from the ELOC to repay indebtedness, including pursuant to the terms of the Notes described under Proposal 3 which are held by C/M and an affiliate, and to fund its growth initiatives. Finally, the additional capital the ELOC presents may if needed help the Company maintain sufficient stockholders’ equity to maintain the minimum amount of $6 million in stockholders’ equity required by NYSE. The Company previously had a deficiency in its stockholders’ equity earlier in 2025 which was remedied on June 25, 2025 when the debt exchange transactions described under Proposal 3 closed. The closing of the debt exchange transactions also increased the stockholders’ equity.

Consequences if the ELOC Share Issuance is Approved

Approval and completion of the ELOC Share Issuance will result in substantial dilution to the Company’s stockholders. The estimated maximum number of shares of common stock issuable in connection with the Equity Line of Credit is 43,750,000 shares, based on the floor price for Fixed Purchases of $0.80, although the actual amount may be higher or lower based on the provisions set forth in the ELOC Agreement.

Consequences if ELOC Share Issuance is not Approved

If this Proposal 4 is not approved by our stockholders, the Company will not be able to engage in the transactions contemplated by the ELOC Agreement, and will not be able to access capital thereunder. In such event, the Company will need to seek alternative means of raising capital, including for the purposes and uses described above, which it may be unable to do within a reasonable period of time, on favorable terms, or at all. As stated above under Proposal 3, it is very unlikely we can raise additional capital if Proposal 3 does not pass. We are relying upon proposal 4 to fund our cash needs for the foreseeable future.

NYSE Rules

The Company is seeking stockholder approval under this Proposal 4 for purposes of NYSE American Company Guide Section 713 which requires stockholder approval for certain offerings of over 20% of the outstanding common stock at a price per share which is less than the “Minimum Price” as defined therein.

Vote Required

Approval of this Proposal 4 requires the affirmative vote of a majority of the shares entitled to vote on the matter. C/M and its affiliate may not vote the Series A-1 for this Proposal 4.

Dissenters’ (Appraisal) Rights

There are no “dissenters’” or “appraisal” rights in connection with this Proposal 4.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE PROPOSAL 4.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information for our two most recently completed fiscal years ending December 31, 2024 and December 31, 2023 concerning all of the compensation awarded to, earned by the named executive officers of the Company, who are set forth below.

Name and Principal Position	Year	Salary	Other(1)	Option Awards(2)	Total

Robert Nistico, CEO	2024	$324,819	$13,800	$396,000	$734,619
	2023	$333,125	$—	—	$347,525

William Meissner, President and CMO	2024	$324,819	$9,200	$247,500	$581,519
	2023	$333,125	$—	—	$333,125

Julius Ivancsits, CFO(3)	2024	$209,280	$4,000	247,500	$460,780
	2023	$—	$—	—	$—

(1) The amounts reported in this column include certain perquisites and other personal benefits provided to executives. These consist primarily of fixed cash allowances intended to cover transportation and related expenses, as well as other customary benefits.

(2)We account for stock-based compensation in accordance with ASC 718,”Compensation - Stock Compensation”. Under the fair value recognition provisions, cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. We use the Black-Scholes option pricing model to determine the fair value of stock options.

(3) Former Chief Financial Officer.

Employment Agreements

Robert Nistico – Chief Executive Officer

On March 12, 2012, the Company entered into an Employment Agreement with Robert Nistico, pursuant to which Mr. Nistico serves as Chief Executive Officer of the Company.

On December 9, 2019, the Board extended Mr. Nistico’s Employment Agreement beginning December 1, 2019, and ending on November 30, 2024. Pursuant to the amendment, the Company increased Mr. Nistico’s base salary from $275,000 to $325,000. He continues to serve under these terms.

William Devereux – Chief Financial Officer

Pursuant to the terms of an Employment Agreement dated February 21, 2025, the Company employs Mr. William Devereux as its Chief Financial Officer on a full-time basis at an annual salary of $325,000. He was also entitled to a $60,000 signing bonus and is eligible for a discretionary annual performance bonus of up to $162,500, upon achieving certain targets that are to be defined on an annual basis. Pursuant to his Employment Agreement, we granted him 1,000,000 warrants and 15,000 options to acquire shares of common stock of the Company, with such options and warrants vesting in July 2025.

William Meissner - President and Chief Marketing Officer

On May 4, 2020, the Company entered into an Employment Agreement with William Meissner, pursuant to which Mr. Meissner serves as President and Chief Marketing Officer of Company with an annual base salary of $325,000. Mr. Meissner is also eligible for a discretionary bonus of up to 50% of Mr. Meissner’s base salary. Mr. Meissner also received a grant of an option to purchase 16,667 shares of common stock under the Company’s Plan. The Employment Agreement with Mr. Meissner’s does not have a fixed termination date.

Director Compensation

During the fiscal year ended December 31, 2024, our directors were paid compensation in cash and options for serving as directors of the Company. The options were exercisable at a weighted average price of $18 per share over a 10-year period.

Name	Year	Fees Earned or Paid in Cash	All Other Compensation	Stock Awards	Option Awards	Total Compensation

	—	—	—	—	—

Bill Caple	2024	$69,996	—	—	$161,500	$231,496

John Paglia(1)	2024	$45,000	—	—	$318,000	$363,000

(1)	Mt. Paglia is a former director.

2025 Grants of Warrants

On August 15, 2025 our Board granted 750,000 five-year Warrants to each director including our Chief Executive Officer exercisable at $0.80 per share. Our President received a grant of 750,000 Warrants and our Chief Financial Officer received a grant of 1,000,000 Warrants with identical terms. We also granted certain employees a total of 400,000 Warrants with identical terms other than vesting. Generally, one-third of the Warrants vested immediately and the balance vest quarterly over a two-year period, subject to continued employment or service with the Company.

Equity Compensation Plan Information

On May 21, 2020, the Board adopted the (the “Plan”), which provides for the grant of Options, Restricted Stock Awards, Stock Appreciation Rights, Performance Units and Performance Bonuses to consultants and other eligible recipients over a 10-year period.

The following table gives information as of December 31, 2024 about shares of common stock that have been issued under the 2020 Plan. The 2020 Plan, as amended contains an evergreen provision which provides for an automatic annual increase in the number of shares under the Plan of 7.5% of the total number of shares of common stock outstanding as of December 31st of the preceding fiscal year. As of the Record Date of October 2, 2025, no shares were available for grant under the 2020 Plan.

As of December 31, 2024, 8,648,486 options were outstanding.

Plan Category	No. of Shares to be Issued Upon Exercise or Vesting of Outstanding Stock Options	Weighted Average Exercise Price of Outstanding Stock Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by the stockholders	106,475	$32.40	42,146
Equity compensation plans not approved by the stockholders

Total	106,475	$32.40	42,146

Outstanding Equity Awards at Fiscal Year-End

The following table has been adjusted for the 1 for 40 reverse split and summarizes the total outstanding equity awards as of December 31, 2024, for each named executive officer:

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-Exercisable	Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Robert Nistico	2/28/2020	3,975	—	—	$44.80	2/21/2025
Robert Nistico	10/16/2020	25,000	—	—	$44.80	10/15/2025
Robert Nistico	9/16/2021	13,250	—	—	$44.80	9/16/2031
Robert Nistico	4/18/2024	30,000	—	—	$13.20	4/18/2034
William Meissner	10/16/2020	10,417	—	—	$44.80	10/16/2025
William Meissner	9/16/2021	2,500	—	—	$44.80	9/16/2031
William Meissner	4/18/2024	18,750	—	—	$13.20	4/18/2034
Julius Ivancsits	4/22/2024	6,250	12,500	—	$13.20	4/22/2034

The Company’s Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company maintains practices regarding the timing of equity-based compensation grants to executive officers, though it does not have a formal written policy governing such grants. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.

During fiscal year 2024, the Company granted 67,500 stock options to the Company executive officers at a weighted average strike price of $13.20 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Pay versus Performance Information

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Management Resources Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. At the annual shareholder meeting in 2023 the company is recommending that the compensation and management resource committee use Pay versus Performance in establishing compensation

Year	Summary Compensation Table Total for Robert Nistico¹ ($)	Compensation Actually Paid to Robert Nistico¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs¹ ($)	Average Compensation Actually Paid to Non-PEO NEOs¹˒²˒³ ($)	Value of Initial Fixed $100 Investment based on TSR[4] ($)	Net Income ($ Millions)
2024	338,619	338,619	202,746	202,746	3.26	(23.8)
2023	447,525	417,240	215,362	189,278	10.17	(21.0)
2022	439,000	636,481	487,619	460,778	17.71	(21.7)

1. Robert Nistico was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2022	2023	2024
William Meissner	William Meisner	William Meisner
Ronald Wall	Ronald Wall	Stacy McLaughlin
	Fatima Dhalla	Julius Ivancsits

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Robert Nistico ($)	Exclusion of Stock Awards and Option Awards for Robert Nistico ($)	Inclusion of Equity Values for Robert Nistico ($)	Compensation Actually Paid to Robert Nistico ($)
2024	338,619	--	396,000	734,619
2023	447,525	--	(30,285)	417,240
2022	439,000	—	297,482	636,481

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	202,746	--	165,000	367,746
2023	215,562	--	(26,085)	189,277
2022	487,619	(127,050)	100,209	460,778

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:*

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Robert Nistico ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Robert Nistico ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Robert Nistico ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Robert Nistico ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Robert Nistico ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Robert Nistico ($)	Total - Inclusion of Equity Values for Robert Nistico ($)
2024	--	--	396,000	--	--	--	396,000
2023	--	--	--	(30,285)	--	--	(30,285)
2022	—	(31,803)	—	229,284	—	—	197,481

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	--	--	165,000	--	--	--	165,000
2023	--	--	--	592	(26,677)	--	(26,085)
2022	40,015	(3,001)	32,050	31,145	—	—	100,209

4. The calculation assumes $100 was invested for the period starting June 10, 2021, the day before our common stock began trading on the New York Stock Exchange (NYSE) through the end of the listed fiscal year in the Company. Historical stock performance is not necessarily indicative of future stock performance.

* The initial equity values for any awards granted prior to the reverse merger that occurred on March 31, 2020 have been calculated from March 31, 2020.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR since June 10, 2021.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the two most recently completed fiscal years.

PROPOSAL 5.

Approval of 2025 Equity Incentive Plan

Our Board has adopted a resolution declaring it advisable and in the best interests of the Company and its stockholders that the 2025 Equity Incentive Plan (the “Plan”) be approved by our stockholders.

Our Board approved the Plan in September 2025. The Plan was adopted to replace the previous 2020 Plan. The Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options, restricted stock awards, restricted stock units (“RSUs”), stock appreciation rights (“SARs”). Awards may be granted under the Plan to our employees, directors and independent contractors.

The aggregate number of shares of common stock which may be issued pursuant to the Plan is no more than 15% of the outstanding shares of common stock on a fully diluted basis giving effect to the exercise and conversion of all outstanding common stock equivalents issued outside of the Plan including convertible notes, convertible preferred stock and warrants less any stock rights previously granted or exercised. Subject to certain customary adjustments as described in the Plan, no more than 375,000 shares of common stock may be issued in the aggregate pursuant to the exercise of incentive stock options.

Overview and Purpose of the Stockholder Approval

NYSE rules and the provisions of the Plan require that the Plan be approved by our stockholders. Our Board believes it is in the Company’s and the stockholders’ best interests to seek approval of Plan. The Plan, if approved, will allow us to continue to incentivize our employees and directors with long-term compensation awards, such as stock options and restricted stock. Equity incentives form an integral part of the compensation paid to many of our employees, particularly those in positions of key importance. Approval of the Plan is therefore critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today in our industry.

The Plan is effective as of September 25, 2025, which we refer to as the “Effective Date.” However, the Plan is subject to approval of our stockholders.

As of the Record Date, there are eight employees and four directors eligible to participate in the Plan.

Summary of the Material Terms of the Plan

The following summary of the material terms of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 1, 2025.

Effective Date and Duration

The Plan will become ratified upon stockholder approval and will remain in effect until September 25, 2035 (the 10th anniversary date that it was approved by the Board), unless the Board terminates the Plan before its expiration.

Plan Administration

The Company’s Compensation Committee will continue to administer the Plan until the Board otherwise directs. The Compensation Committee will have the authority to determine (i) eligible employees to whom awards may be granted; (ii) when stock rights may be granted; (iii) exercise prices of awards, which may not be less than the fair market value; (iv) determine whether each option granted will be an ISO or a non-qualified option; (v) when stock rights become exercisable, duration of exercise period, and vesting terms; (vi) restrictions on awards; and (vii) any interpretations of the Plan and any promulgations, rules, and regulations relating to the Plan.

Eligibility

Subject to applicable securities laws, the Compensation Committee may grant ISOs, non-qualified stock options, RSUs, restricted stock, and SARs to directors, officers, employees, and independent contractors under the Plan.

Shares Available for Awards; Limits on Awards

The total number of shares of our common stock which may be issued under the Plan is no more than 15% of the outstanding shares of common stock outstanding on a fully diluted basis (the “Share Reserve”). The Share Reserve will automatically increase on January 1 of each year for a period of seven years beginning on January 1, 2026, and ending on January 1, 2032, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year on a fully diluted basis. The Board may determine that prior to any Share Reserve increate date that the Share Reserve shall not increase or the Share Reserve will increase at a lesser number than what would otherwise occur on January 1 for that year.

Types of Awards That May Be Granted

Subject to limits in the Plan, the Compensation Committee may grant (i) ISOs; (ii) non-qualified stock options; (iii) restricted stock; (iv) RSUs; and (v) SARs.

Adjustments Upon Certain Changes

In the event of increases or decreases in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, or combination or reclassification of shares, the number of shares of common stock authorized for issuance under the Plan and the price per share of common stock covered by an outstanding stock option or stock appreciation right, shall be proportionately adjusted. Notwithstanding the foregoing, any adjustments with respect to ISOs shall be made only after the Board or Compensation Committee determines the tax implications of such adjustment.

Change of Control

In the event of a merger of Change of Control, outstanding awards under the Plan will be assumed, or an equivalent award will be substituted by the successor corporation. If a successor corporation refuses to assume or substitute the outstanding awards, the awards will fully vest and the participants will have the right to exercise their awards to the extent it would not otherwise be vested or exercisable. If an award becomes fully vested or exercisable in lieu of the assumption or substitution, the Board or Compensation Committee shall notify the participant that the award is fully vested and exercisable for a period of at least 15 days.

“Change of Control” under the Plan means the occurrence of any of the following events: (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires stockholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Amendment of the Plan and Awards Thereunder

The Board may amend the Plan at any time. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable laws or the rules of any stock exchange or quotation system on which the shares of common stock are listed or quoted. The Board may amend the terms of awards under the Plan at any time, however, the Board may not amend an award that would impair a participant’s rights under the award without the participant’s written consent.

 Forfeiture

Unless otherwise provided for in an agreement, all vested or unvested awards under the Plan granted to employees or consultants shall be immediately forfeited at the Board’s discretion if any of the following events occur: (i) termination of the relationship with the grantee for cause including, but not limited to, fraud, theft, dishonesty and violation of Company policy; (ii) purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect; (iii) breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect; (iv) competing with the Company; (v) being unavailable for consultation after leaving the Company’s employment if such availability is a condition of any agreement between the Company and the grantee; (vi) recruitment of Company personnel after termination of employment, whether such termination is voluntary or for cause; (vii) failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the grantee; or (viii) a finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

In addition to the foregoing, pursuant to Rule 10D-1 of the Exchange Act and the related rules promulgated by the NYSE, the Company is required to recover from former and current executive officers reasonably, promptly, and completely the amount of erroneously awarded incentive-based compensation if the Company is required to prepare an accounting restatement due to Company’s material non-compliance with any financial reporting requirement under the securities laws.

Unless otherwise provided for in an agreement, all vested or unvested awards under the Plan granted directors of the Company shall be immediately forfeited at the Board’s discretion if any of the following events occur: (i) purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect; (ii) breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect; (iii) competing with the Company; (iv) recruitment of Company personnel after ceasing to be a director; or (v) a finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

Federal Income Tax Consequences of Awards

The following is a summary of U.S. federal income tax consequences of awards granted under the Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences.

Non-Qualified Stock Options

The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

Stock Appreciation Rights

The grant of SARs will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received (or the amount of cash) and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares of common stock, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.

Restricted Stock

Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.

If the participant makes an election under Section 83(b) of the Internal Revenue Code (the “Code”) within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.

Restricted Stock Units

The grant of a RSUs will not result in taxable income to the participant. When the RSU is settled and common stock delivered, the participant will recognize ordinary income equal to the fair market value of the shares provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.

Section 409A

Section 409A of the Code imposes complex rules on non-qualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Plan and awards granted under the Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Interests of Certain Parties

Our directors, officers, employees and consultants have an interest in this Proposal with respect to potential future grants under the Plan which may be issued to such persons.

New Plan Benefits

Because future grants of awards under the Plan are subject to the discretion of the Board and the Committee, the future awards that may be granted to participants cannot be determined at this time. There are no grants that have been previously made which are contingent upon receiving stockholder approval of the grant, except as described under this Proposal.

Vote Required

Approval of this Proposal 5 requires the affirmative vote of a majority of the shares entitled to vote on the matter.

No Appraisal Rights

Stockholders have no rights under the Nevada Revised Statutes or under our charter documents to exercise dissenters’ rights of appraisal with respect to the approval of the Plan.

The Board recommends a vote “FOR” this Proposal 5.

PROPOSAL 6.

Possible Increase in the Company’s Authorized Common Stock to 400,000,000 Shares

Overview.

Our Board has adopted a resolution declaring it advisable and in the best interests of the Company and its stockholders that an amendment to the Company’s Articles of Incorporation to increase the Company’s common stock to 400,000,000 shares (the “Charter Amendment”), in the event that the Company effects a proportionate reverse stock split to maintain the listing of its common stock on the NYSE American, be approved by our stockholders.

As of the Record Date, there were: 400,000,000 shares of the Company’s common stock authorized and a total of 2,374,226 shares of common stock issued and outstanding. In addition, there were derivative securities outstanding that are convertible or (in the case of options and warrants) exercisable to purchase approximately 29,547,207 shares of common stock. Because the terms of the derivative securities include provisions which could cause a change in the conversion ratio or exercise price of the derivative securities, the governing instruments for the derivative securities require the Company to reserve an estimated total of 5,093,721 shares of common stock for issuance upon the conversion or exercise of the derivative securities.

Rationale for the amendment and factors to consider.

Shares of our common stock are required for various purposes, including for: (i) capital-raising, financing or refinancing transactions involving the issuance of shares of our common stock, the issuance of convertible securities or the issuance of other equity securities; (ii) future acquisitions and investment opportunities; (iii) strategic business transactions; (iv) current or future equity compensation plans; (v) stock splits; (vi) stock dividends; (vii) other corporate purposes; and (viii) satisfaction of our existing obligations under derivative securities issuances.

Further, additional common stock is necessary and would be useful in the future in order satisfy the continued listing requirements of the NYSE. There can be no assurance that we will continue to satisfy the requirements for continued listing of our common stock on the NYSE American, even should the Charter Amendment be approved.

On March 27, 2025, the Company amended its Articles of Incorporation to effect a 1-for-40 reverse stock split in order to maintain a closing bid price of at least the minimum of $1.00 per share as required under NYSE rules (the “Bid Price Requirement”).

In 2025, the Company’s common stock has experienced declines, and the Company anticipates that further declines are possible in the near future based on potential conversions of the Convertible Securities and sales under the ELOC Agreement described in Proposals 3 and 4, respectively. Additionally, due to recent changes in the NYSE rules, because the Company has effected a reverse stock split in the past one-year period, the 180-day cure periods we utilized previously are not available to meet the Bid Price Requirement.

One corrective action that is available to the Company is to effect another reverse stock split. Notably, under Nevada law, the Board is permitted to reduce the number of shares of common stock by dividing it by the number of the reverse split. For example, if our Board were to approve and effect a 1-for-2 reverse split, our authorized common stock would be reduced from 400,000,000 to 200,000,000 and the number of shares of our common stock then outstanding would be reduced proportionately.

Although we are not currently out of compliance with the Bid Price Requirement, the new NYSE rules, the recent declines in our common stock’s bid price and the potential for further declines including based on the issuance of additional shares under the Convertible Securities and the ELOC Agreement has prompted the Board to consider potential preemptive or corrective actions intended to comply with the Bid Price Requirement.

After consideration, our Board determined it would be in the best interest of the Company and its stockholders to seek stockholder approval for an amendment to the Articles of Incorporation which would increase the number of authorized shares of common stock if we are required to reduce the number through a Nevada proportionate reverse split. We are not requesting any change to the authorized number of shares of preferred stock, which would remain unchanged at 5,000,000 shares.

At this time, we have no specific plans, arrangements or understandings to issue any of the shares of common stock that would be authorized by the Charter Amendment. Although we have not proposed increasing the authorized number of shares of common stock with the intention of using the additional shares of common stock for anti-takeover purposes, the additional shares of common stock could make it more difficult to or discourage an attempt to acquire control of the Company.

The issuance of any shares of common stock, or securities convertible into share of common stock, may dilute the proportionate ownership and voting power of existing stockholders and depress the market price of our common stock. Although the future issuance of additional shares of common stock would dilute the relative ownership interests of existing stockholders, our Board believes that having the flexibility to issue additional shares in this circumstances could increase the overall value of the Company to our stockholders.

Effect of Approval

Approval of Proposal 6 will constitute approval of the amendment to our Articles of Incorporation. If Proposal 6 is approved and the Company has effected a proportionate reverse stock split, the Company intends to file the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, and Proposal 6 will become effective at the time of that filing.

Dissenter’s Rights of Appraisal

Any stockholders who dissent from the Charter Amendment have no right to appraisal under the Nevada Revised Statutes, our Articles of Incorporation, or our Bylaws.

Required Vote and Recommendation

In accordance with our Articles of Incorporation and Nevada law, approval and adoption of the Charter Amendment requires the affirmative vote of a majority of the voting power held by all stockholders. Abstentions and broker non-votes will have the effect of voting against the Charter Amendment.

The Board recommends a vote “FOR” this Proposal 6.

PROPOSAL 7

Adjournment of the Annual Meeting

General

The Company is asking its stockholders to approve, if necessary, a proposal to adjourn the Annual Meeting to a later date and time to solicit additional proxies in favor of one or more proposals submitted to a vote by the stockholders at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

The affirmative vote of a majority of the shares entitled to vote on the proposal to vote is required to approve this Proposal 7.

The Board recommends a vote “FOR” this Proposal 7.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in house holding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in house holding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to 1314 E. Las Olas Blvd, Suite 221, Fort Lauderdale, Florida 33301, Attention: Robert Nistico, Chief Executive Officer.

PROPOSALS OF STOCKHOLDERS

Stockholders may present proposals intended for inclusion in our proxy statement for our 2026 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the proxy statement for such meeting.

For a stockholder proposal to be considered for inclusion in our proxy statement and proxy card for the 2026 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act our Corporate Secretary must receive the written proposal no later than June 8, 2026, which is 120 calendar days prior to the anniversary date this proxy statement was released to the stockholders in connection with the Annual Meeting. Such proposals also must comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored materials.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Chief Executive Officer, Splash Beverage Group, Inc., 1314 E. Las Olas Blvd, Suite 221, Fort Lauderdale, Florida 33301. Please note that additional information can be obtained from our website at www.splashbeveragegroup.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

SPLASH BEVERAGE GROUP, INC. 1314 E Las Olas Blvd., Suite 221 Ft. Lauderdale, FL 33301

VOTE BY INTERNET - www.proxyvote.com

Before The Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on 10/30/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

DURING THE MEETING– Go to www.virtualshareholdermeeting.com/SBEV2025.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on 10/30/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPLASH BEVERAGE GROUP, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all listed nominees:
1.	Elect directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	[ ]	[ ]	[ ]	____________________________

Nominees:

01) Robert Nistico 02) Justin Yorke 03) Thomas Fore 04) Frederick William Caple

The Board of Directors recommends you vote “FOR” Proposals 2, 3, 4, 5, 6 and 7.		For	Against	Abstain

2.	Ratify and approve the appointment of Rose, Snyder & Jacobs LLP as Company’s independent registered accounting firm for the fiscal year ending December 31, 2025.	[ ]	[ ]	[ ]

3.	Approve, in accordance with the NYSE American Company Guide Section 713, the issuance of shares of common stock in excess of 379,785 shares, which is 19.99% of the shares of common stock outstanding as of June 25, 2025 (the “Exchange Cap”), pursuant to outstanding convertible preferred stock, warrants and convertible promissory notes.	[ ]	[ ]	[ ]

4.	Approve, in accordance with the NYSE American Company Guide Section 713, the issuance of shares of the Company’s common stock pursuant to that certain securities purchase agreement dated September 19, 2025 (the “ELOC Agreement”) with C/M Capital Master Fund, LP (the “Purchaser”), establishing an equity line of credit pursuant to which the Company may sell shares of common stock to the Purchaser from time to time in its discretion, in excess of and without giving effect to the Exchange Cap.	[ ]	[ ]	[ ]

5.	Approve the 2025 Equity Incentive Plan.	[ ]	[ ]	[ ]

6.	Approve possible increase in the Company’s authorized common stock to 400,000,000 shares.	[ ]	[ ]	[ ]

7.	Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.	[ ]	[ ]	[ ]

NOTE: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024 are available at www.proxyvote.com.

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SPLASH BEVERAGE GROUP, INC.

Annual Meeting of Stockholders

October 31, 2025 10:00 AM, ET

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Robert Nistico and William Devereux, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SPLASH BEVERAGE GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, ET on October 31, 2025, virtually via live webcast on the Internet, and any adjournment or postponement thereof. No in person meeting will be held.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side